Exhibit 99.3
CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     We hereby consent to (i) the use of our opinion letter, dated June 22, 2008, addressed to the Board of Directors of Republic Services, Inc. (“Republic”) as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed merger of RS Merger Wedge, Inc., a wholly owned subsidiary of Republic, with and into Allied Waste Industries, Inc. and (ii) to the references to such opinion and to our name in such Joint Proxy Statement/Prospectus in the sections entitled “Summary — Opinions of Financial Advisors,” “Risk Factors,” “The Merger — Background of the Merger,” “The Merger — Republic Reasons for the Merger,” “The Merger — Certain Financial Forecasts Reviewed by Republic’s Board of Directors,” “The Merger — Opinion of Financial Advisor to the Republic Board of Directors,” and “The Merger — Certain Financial Forecasts Reviewed by Allied’s Board of Directors.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
     Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the version of the Registration Statement being filed with the Securities and Exchange Commission on September 9, 2008 and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ James A. Ratigan
	Name:	James A. Ratigan
	Title:	Managing Director

New York, New York
September 9, 2008